NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      OF BATH NATIONAL CORPORATION
                       TO BE HELD APRIL 26, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Bath National Corporation will be held April 26, 2000 at
2:30 p.m. at the Bath Country Club, 330 May Street, Bath, New York. The meeting will convene for the following purposes:

     1.  To elect four Directors for terms of three years;

     2. To ratify the appointment of Urbach Kahn & Werlin PC as independent auditors;

     3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The Board of Directors has fixed March 31, 2000 as the record date for the meeting and only holders of Common Stock of record at the close of business on that day are entitled to receive notice of and vote at the meeting. All shareholders are cordially invited to attend the meeting in person, but those who are unable to do so are respectfully urged to execute and return the enclosed proxy at their earliest convenience. If you attend the meeting in person, you may withdraw your proxy and vote your own shares at the meeting.

April 5, 2000

                            By Order of the Board of Directors



                            Patricia H. Crippen
                            Secretary
























                         PROXY STATEMENT

     This Proxy Statement is furnished in connection with

solicitation of the enclosed proxy by the Board of Directors of Bath

National Corporation (the "Company") in connection with the annual meeting of shareholders of the Company to be held April 26, 2000 at

2:30 p.m. at the Bath Country Club, 330 May Street, Bath, New York.

     The principal executive offices of the Company are located at 44 Liberty Street, Bath, New York 14810.  The approximate date on which this proxy statement and the enclosed proxy are being sent to the shareholders is April 5, 2000.

     The close of business on March 31, 2000 has been fixed as

the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.  On that date there were outstanding 1,327,848 shares of Common Stock, each of

which is entitled to one vote on each matter at the meeting.

     The enclosed proxy, if properly completed, signed and

returned prior to the meeting, will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, it will be voted in favor of the proposals set forth in the notice attached hereto.  A shareholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the Secretary of the Company, (ii)

executing and delivering a proxy bearing a later date which is voted at the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting.  Directors are elected by a plurality of the votes cast by shareholders entitled to vote in the election and the proposal to ratify the appointment of independent auditors requires the affirmative vote of holders of a majority of shares entitled to vote, who are present at the meeting if a quorum is present.  A quorum will be present if the holders of a majority of the outstanding shares of the Company entitled to vote are present at the meeting in person or by proxy.  Abstentions and broker non-votes are counted for quorum purposes but are not counted for or against the election of directors.  An abstention on the proposal to appoint the auditors has the same legal effect as a vote "against" the proposal even though a shareholder may interpret such action differently.


                      ELECTION_OF_DIRECTORS

     The Company's Board of Directors is divided into three

classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and qualified. The terms of Edward C. Galpin, Lisle E. Hopkins,

Lawrence C. Howell and Freeman H. Smith, III  expire this year and the

Board of Directors has nominated each of them to serve as a director for a three year term.

     Edward C. Galpin                        three years
     Lisle E. Hopkins                        three years
     Lawrence C. Howell                      three years
     Freeman H. Smith, III                   three years

     The Board of Directors believes that the nominees will be

available and able to serve as directors, but, if for any reason any of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.

    The Board of Directors of the Company has no committees.  The Board of Directors of Bath National Bank (the Bank), comprising the same individuals as the Board of Directors of the Company, has the following committees:  an Asset/Liability Management Committee; an Audit

Committee; a Building Committee; a Compliance Committee; an Electronic

Data Processing (EDP) Steering Committee; an Investment Committee; a

Long Range Planning Committee; a Pension Fund Review Committee; a

Salary and Personnel Committee; and a Trust Committee.

     The members of the Asset/Liability Management Committee are:

Laverne H. Billings, Herbert Fort, Edward C. Galpin, Douglas L.

McCabe and Freeman H. Smith, III.  This committee is responsible for establishing goals with respect to the interest rate "gap"

between earning assets and liabilities and liquidity, and reviewing performance against those goals.  In 1999 this Committee held three meetings.

     The members of the Audit Committee are Theodore P. Capron, Lisle

E. Hopkins, Lawrence C. Howell and Constance Manikas.  This committee is responsible for evaluating internal and external audits, the independence of the Company's auditors, compliance with banking laws and regulations and accounting principles, internal controls and compliance with certain Bank policies. The committee is also responsible for recommendations to the Board of Directors in matters within its jurisdiction, including the Company's choice of external auditors for the Bank and the results of any audit.  In 1999 this Committee held four meetings.

     The members of the Building Committee are Laverne H. Billings,

Theodore P. Capron, Robert H. Cole, Joseph F. Meade, Jr.,  Freeman H.

Smith, III and Alan J. Wilcox.  This committee, which met three times in 1999, is responsible for the review of facilities and renovations.

     The members of the Compliance Committee are Laverne H. Billings,

Herbert Fort, Edward C. Galpin, Lisle E. Hopkins and Douglas L.

McCabe.  This Committee, which held two meetings in 1999, is charged with the oversight of compliance by the Company and the Bank with applicable bank holding company and banking laws and regulations.

     The members of the EDP Steering Committee are Herbert Fort,

Edward C. Galpin and Lawrence C. Howell.  This Committee, which held four meetings in 1999, reviews developments in bank electronic data processing, establishes guidelines for electronic data processing by the Bank, monitors implementation of the guidelines.

     The members of the Investment Committee are Laverne H. Billings,

Herbert Fort, Edward C. Galpin and Alan J. Wilcox.  This Committee was

established in September 1993 to provide additional oversight and monitoring of the investment officer and to review broker-dealers,

consultants and quality of the portfolio.  The Committee held three meetings in 1999.

     All of the directors serve on the Long-Range Planning Committee.

This Committee, which held one meeting in 1999,  which was a day long retreat, is responsible for developing long-range goals for the Bank.

     The members of the Pension Fund Review Committee are Theodore P.

Capron, Herbert Fort, Edward C. Galpin, Douglas L. McCabe and

Patrick Sullivan.   This Committee reviews the performance of the

investment manager of the Company's defined contribution plan and the profit sharing/401(k) plan, and oversees certain aspects of the administration of the plans.  This Committee met once in 1999.

     The members of the Salary and Personnel Committee are Robert

H. Cole, Herbert Fort, Constance Manikas, Joseph F. Meade, Jr., Freeman

H. Smith, III, Patrick Sullivan and Alan J. Wilcox.  This Committee,

which held one meeting in 1999, makes recommendations to the Board of

Directors with respect to officer salaries and benefits.

     The members of the Trust Committee are Robert H. Cole,

Douglas L. McCabe, Joseph F. Meade, Jr. and Alan J. Wilcox.

This Committee, which did not meet in 1999, is responsible for oversight of the trust operations of the Bank.

     All the Directors of the Bank receive a monthly fee of $1,000,

but do not receive a separate fee for attending committee meetings.

Directors of the Company are not paid any compensation in this capacity as such.

     The Bank has a deferred trustee fee plan which provides that following ten year's continuous service on the Board of Directors,

and after attaining the age of sixty-two, those directors serving on the Board on June 15, 1989 and who met such criteria after leaving the Board are entitled to receive $250 per month for a period of five years.  The estimated present value of the benefit obligation,

which is included in other liabilities in the Company's 1999 consolidated balance sheet, was $143,853.

   The Board of Directors of the Company met four times during 1999.

and the Board of Directors of the Bank met thirteen times during 1999.

In 1999 all of the directors attended at least 75% of the total number of meetings of the Board of Directors of the Company and committees of which the Director is a member, with the exception of Joseph F. Meade,

Jr. who attended 50% of the Board meetings of the Company.

     Certain information about the nominees and those directors whose terms of office will continue after the Annual Meeting is set forth below.
                                             PRINCIPAL OCCUPATION
                         DIRECTOR   TERM     AND OTHER DIRECTORSHIPS
NAME_AND_AGE             SINCE___   EXPIRES  HELD_IN_PUBLIC_COMPANIES

Nominees:

Edward C. Galpin         1983       2000     Vice President/Treasurer
   (53)                                      Bath National Corporation
                                             Executive Vice President
                                             Bath National Bank

Lisle E. Hopkins         1983       2000     Retired Dairy Farmer
   (84)

Lawrence C. Howell       1986       2000     Retired Dairy Farmer
   (62)

Freeman H. Smith, III    1992       2000     Vice President-State
   (56)                                      and Local Government
                                             Relations
                                             Corning, Inc.

Other Directors:

Laverne H. Billings      1990       2001     President
   (68)                                      R. C. Billings, Inc.
                                             (Paving Contractor)

Theodore P. Capron       1983       2001     Retired Bank President
   (76)

Constance Manikas        1993       2001     President
   (58)                                      Pecon Company, Inc.
                                             (McDonald's Restaurant)

Douglas L. McCabe        1993       2001     President
   (51)                                      Bath National Corporation
                                             Bath National Bank

Joseph F. Meade, Jr.     1983       2001     Chairman of the Board
   (77)                                      Mercury Aircraft Inc.
                                             (Sheet metal fabricators
                                              for business machines)

Robert H.  Cole          1983       2002     Chairman of the Board
   (72)                                      Bath National Corporation
                                             Bath National Bank
                                             Cole Law Offices, P.C.

Herbert Fort             1983       2002     Chairman Emeritus
   (75)                                      Retired Bank President
                                             since December 31, 1989

Patrick Sullivan         1989       2002     Retired Auto Dealer
   (69)

Alan J. Wilcox           1994       2002     President
   (45)                                      A H Wilcox & Sons, Inc.
                                             (Retail building material
                                             and hardware)

In addition to Messrs. McCabe and Galpin,  Ellsworth W. Beckman,

Jr., age 59, Senior Vice President of Bath National Bank since

1996, and R. Michael Briggs, age 45, Senior Vice President of Bath

National Bank since 1997, are the executive officers of the Bank.


                            STOCK OWNERSHIP

     The Company does not know of any persons who beneficially own more than 5% of its outstanding Common Stock.

     The following table sets forth information, as of March 1, 2000,

with respect to the beneficial ownership of the Company's Common

Stock by (a) each of the directors of the Company, (b) the Company's

Chief Executive Officer and (c) all directors and executive officers of the Company as a group.

                                  Number of Shares       Percent
Name                              of_Common_Stock        of_Class

Laverne H. Billings                  7,070                  *
Theodore P. Capron                   2,400                  *
Robert H. Cole                      15,653               1.18%
Herbert Fort                           842                  *
Edward C. Galpin                     7,909                  *
Lisle E. Hopkins                    10,969                  *
Lawrence C. Howell                   2,955                  *
Constance Manikas                    1,020                  *
Douglas L. McCabe                    2,423                  *
Joseph F. Meade, Jr.                12,000                  *
Freeman H.  Smith, III              12,000                  *
Patrick Sullivan                    10,314                  *
Alan J.  Wilcox                        700                  *

Executive Officers

Ellsworth W. Beckman, Jr.            5,031                  *
R. Michael Briggs                    1,622                  *

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (15 PERSONS)    92,908               6.99%

* Represents less than one percent of the outstanding shares of common stock of the Company with respect to the beneficial ownership

(as defined by the rules of the Securities and Exchange Commission).

     For purposes of the table above, under the rules of the

Securities and Exchange Commission, an individual is considered to

"beneficially own" any shares of common stock of the Company, (i)

over which he or she exercises sole or shared voting or investment power, or (ii) of which he or she has the right to acquire beneficial ownership within sixty days.  As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power"

is the power to dispose or direct the disposition of shares.  All persons shown in the table above have sole voting and investment power with respect to the shares listed.


                   COMPENSATION OF EXECUTIVE OFFICERS

Executive officers of the Company are not compensated as such.

The Board of Directors of the Bank establishes the compensation for executive officers of the Bank.  The Board of Directors of the

Company, which comprises the same persons as the Bank Board, reviews any such compensation.

     The Bank's Executive Compensation policy, which applies to the

CEO and all other executive officers of the Bank is intended to align executive compensation with the long-term interests of Company's shareholders.  In applying this policy, the Board of Directors of the

Bank (the "Board") has followed a program to:

               establish salary and annual bonus opportunities to attract, motivate and retain executive talent necessary for the long-term success of the Bank and the Company; and

               integrate cash and compensation so as to reward executives for performance that enhances the long term value of the Company's shareholder equity.

     The total executive compensation program consists of cash based compensation.  Cash compensation consists of a base salary, with an opportunity for an annual bonus for the Chief Executive Officer,

Executive Vice President, Senior Vice President - Branch Administration

and Senior Vice President - Loan Administration.

     The Bank participates in salary surveys both on a regional and national level to help ensure that the Bank's salary structure is competitive within the banking industry.  The Board determines salary ranges for key executives.  The Board evaluates at least annually the performance of executive officers and approves any adjustment in base compensation.

     The following table shows the compensation of those executive officers of the Bank who received aggregate annual salary and bonus in excess of $100,000 in 1999.

                       SUMMARY COMPENSATION TABLE
_______________________________________________________________________

                        ANNUAL_COMPENSATION
_______________________________________________________________________
Name and
Principal
Position         Year   Salary     Bonus     All_Other_Compensation <F1>

Douglas McCabe   1999  $140,000    $60,600        $24,400
President        1998   130,000     54,200         24,000
                 1997   130,000     29,800         25,000

Edward C. Galpin 1999  $112,500    $30,500        $37,900
                 1998   107,500     27,100         31,779
                 1997   100,000     29,800         29,471


_______________________________________________________________________
[FN]
<F1> Represents the Bank's contribution to Mr. Galpin's and

     Mr. McCabe's account in the Company's non-contributory profit sharing plan and defined contribution retirement plan.  There is a deferred compensation plan in effect which allows Mr. Galpin and Mr. McCabe the opportunity to defer a portion of the

     compensation otherwise due them.  Investment returns are

     calculated at the highest rate of return produced by any of the investment options available under the 401(k) retirement plan.

     Mr. Galpin deferred the bonus amount of his compensation and the bank credited investment interest of $18,000 to the deferred account at an above market rate.

Employment Agreements

The Bank has entered into a severance compensation agreement with

Mr. Galpin and Mr. McCabe.

     In the case of Mr. Galpin, the agreement provides that upon terminating Mr. Galpin's employment, as a result of or following any change in control of the Bank, he is entitled as a severance fee an amount equal to 3 times the previous five year's

average compensation (including bonuses and profit sharing plan contributions).  If Mr. Galpin's employment had terminated at the end of 1999 under circumstances requiring payment under the

agreement, he would have been entitled to receive a lump sum of

$419,000.

     In the case of Mr. McCabe, the agreement provides that upon terminating Mr. McCabe's employment, as a result of or following any change in control of the Bank, he is entitled as a severance fee an amount equal to 3 times the previous five year's average compensation (including bonuses and profit sharing plan

contributions).  If Mr. McCabe's employment had terminated at the end of 1999 under circumstances requiring payment under the

agreement, he would have been entitled to receive a lump sum of

$489,000.

REPORT OF THE SALARY AND PERSONNEL COMMITTEE
(Robert H. Cole, Herbert Fort, Constance Manikas, Joseph F. Meade, Jr., Patrick Sullivan and Alan J. Wilcox)

     The following graph compares the yearly percentage change in the

Company's cumulative total shareholder return on its common stock over the last five years (assuming reinvestment of dividends at date of payment into common stock of the Company) with the cumulative total return of the Russell 2000 stock index and the cumulative total return of the NASDAQ bank index. The Company believes that while total shareholder return is an important criteria of corporate performance, it is subject to the vagaries of the market.  In addition to the creation of shareholder value, the Company's executive compensation program is based on operating and strategic results.

      COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Bank has extended credit to directors and officers of both the Company and the Bank since the Company and Bank commenced business.

In the opinion of management, these loans were made in the ordinary course of business and were made on substantially the same terms,

including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

     Mr. Robert H. Cole, a Director of the Company and the Bank,

is a member of Cole Law Offices, P.C.  The Company and the Bank paid a total of $66,799 to Cole Law Offices, P.C. for legal services rendered during 1999.


                          INDEPENDENT_AUDITORS


     The Board of Directors has recommended ratification of the appointment of Urbach Kahn & Werlin PC as independent

auditors of the Company for 2000.  A representative of that firm will be present at the meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions.


                       PROPOSALS_OF_SHAREHOLDERS

     In order to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's Annual Meeting, shareholder proposals that action be taken at the meeting must be received at the

Company's principal executive offices by December 20, 2000.  If a notice of a proposal by a shareholder of the Company is intended to be presented at next year's Annual Meeting is received by the

Company after December 20, 2000, the persons authorized under the

Company's management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at next year's Annual Meeting.


                    SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common

Stock of the Company.  To the Company's knowledge, based solely on review of copies of reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

     SHAREHOLDERS MAY RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT

ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT

CHARGE ON REQUEST TO THE SECRETARY, BATH NATIONAL BANK, 44 LIBERTY

STREET, BATH, NEW YORK 14810.

                             OTHER_MATTERS

     The Board of Directors of the Company knows of no other matters to be presented at the meeting.  However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company.

In addition to solicitation by mail, some officers and regular employees of the Company may, without extra compensation, solicit proxies personally or by telephone or telegraph and the Company will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses.

April 5, 2000
                            By Order of the Board of Directors



                            Patricia H. Crippen
                            Secretary

                                 PROXY
                       BATH NATIONAL CORPORATION
                             ANNUAL MEETING
                             APRIL 26, 2000

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BATH NATIONAL CORPORATION

     The undersigned hereby appoints ROBERT DENNO and PATRICIA C. SHUART or either of them, proxies, with power of substitution, to represent and to vote at the annual meeting of shareholders (including adjournments) of BATH NATIONAL CORPORATION, to be held on April 26, 2000, with all powers the undersigned would possess if personally present, as specified on the ballot below and in accordance with their discretion with respect to any other business that may come before the meeting, and the undersigned hereby revokes all proxies previously given by the undersigned with respect to the shares of common stock covered hereby.

     1. With authority to vote for the following nominees for director:

         (THE SHAREHOLDER MAY WITHHOLD AUTHORITY TO VOTE FOR
         ANY NOMINEE BY LINING THROUGH THE NAME OF THE NOMINEE)

         Name                                Term
         Edward C. Galpin                    three years
         Lisle E. Hopkins                    three years
         Lawrence C. Howell                  three years
         Freeman H. Smith, III               three years

     2. To ratify appointment of Urbach Kahn & Werlin PC as independent auditors.

         ( ) FOR       ( ) AGAINST        ( )  ABSTAIN

     3. In accordance with their judgment in connection with the transaction of such other business as may properly come before the meeting or any adjournment thereof.

         ( ) FOR       ( ) AGAINST        ( )  ABSTAIN


     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL DIRECTORS IN ITEM 1 AND FOR ITEMS 2 and 3.

                                  -1-














     When shares are held by joint owners, all should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary or in a representative capacity, please add your title as such. If a partnership, please sign in partnership name by an authorized person. If a corporation, please sign in full corporate name by an authorized officer, giving title.



                                   _____________________________
                                   Signature


Date: ___________________, 2000    _____________________________
                                   Signature if held jointly


Please sign, date and return the proxy promptly using the enclosed envelope.









                   Do you plan to attend the meeting?

                   Yes___        No___
















                                  -2-